SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                43-1581814
 (Jurisdiction of incorporation         (I.R.S. Employer Identification No.)
        or organization)

                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
          (Address, including zip code, of principal executive offices)

               DST Systems, Inc. 2000 Employee Stock Purchase Plan
                            (Full title of the plan)

            ---------------------------------------------------------

                            Robert C. Canfield, Esq.
              Senior Vice President, General Counsel and Secretary
                                DST Systems, Inc.
                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
                                 (816) 435-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

-------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum              Proposed Maximum            Amount of
   Title of Securities        Amount to be            Offering Price              Aggregate Offering      Registration Fee
    to be Registered         Registered (1)              Per Share                       Price

Common Stock,
par value
$0.01 per share                    (2)                     N/A                           N/A                      N/A


(1)      This  Registration  Statement  also covers an  indeterminate  number of additional shares which may be necessary to adjust the above-referenced
         Plan as the result of any future stock split, stock dividend or similar adjustment of the  Registrant's  outstanding  stock. In addition,  this
         Registration   Statement  also  covers  an   indeterminate   amount  of
         additional  securities  which may be issued under the  above-referenced
         Plan  pursuant  to the  anti-dilution  provisions  of such Plan and, if interests  in  the  above-referenced  Plan  are  deemed  to  constitute separate  securities,  pursuant to Rule 416(c) under the Securities Act of 1933, this registration  statement shall also cover an indeterminate
         amount  of   interests   to  be  offered  or  sold   pursuant   to  the
         above-referenced Plan.

(2) This registration statement covers an additional 1,000,000 shares of Common Stock to reflect a 2-for-1 stock split, effected in the form of a 100% stock dividend, payable October 19, 2000 to shareholders of record October 6, 2000.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, DST SYSTEMS, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on this 16th day of October, 2000.

                             DST SYSTEMS, INC.

                             By:      /s/ Robert C. Canfield
                                      ---------------------------------------
                             Name:     Robert C. Canfield, Esq.
                             Title:    Senior Vice President, General Counsel
                                       and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                        Date
-----------                          -----                        -----
Thomas A. McDonnell*              President,                  October 16, 2000
-------------------------------   Chief Executive Officer
Thomas A. McDonnell


A. Edward Allison*                Director                    October 16, 2000
-------------------------------
A. Edward Allison


George L. Argyros*                Director                    October 16, 2000
-------------------------------
George L. Argyros


Michael G. Fitt*                  Director                    October 16, 2000
-------------------------------
Michael G. Fitt


William C. Nelson*                Director                    October 16, 2000
-------------------------------
William C. Nelson


M. Jeannie Strandjord*            Director                    October 16, 2000
-------------------------------
M. Jeannie Strandjord


Thomas A. McCullough*             Director                    October 16, 2000
-------------------------------
Thomas A. McCullough


James C. Castle*                  Director                    October 16, 2000
-------------------------------
James C. Castle


Kenneth V. Hager*                Vice President, Chief       October 16, 2000
-------------------------------  Financial Officer, and
Kenneth V. Hager                 Treasurer (Principal
                                 Financial Officer)


Gregg W. Givens*                 Vice President and          October 16, 2000
-------------------------------  Chief Accounting
Gregg W. Givens                  Officer


*By:       /s/ Robert C. Canfield
           --------------------------------------
           Robert C. Canfield, Attorney-in-fact